UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/10/2009

MAP Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33719

Delaware	20-0507047
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA 94043
(Address of principal executive offices, including zip code)

650-386-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

In a press release issued on September 10, 2009 and attached hereto as Exhibit 99.1, MAP Pharmaceuticals, Inc. (the "Company") announced plans to present the analysis of data from the efficacy portion of the first Phase 3 trial of its LEVADEX orally inhaled migraine therapy, currently in development, on Saturday, September 12, 2009 at the 14th Congress of the International Headache Society. The Company will also host a webcast on Monday, September 14, 2009 at 7:15 a.m. ET to review the data presented at the 14th Congress of the International Headache Society. The webcast will be accessible in the Investor Relations section of the Company's website at www.mappharma.com.
The information in this Item only, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 8.01.    Other Events

In a press release issued on September 10, 2009, the Company announced plans to present the analysis of data from the efficacy portion of the first Phase 3 trial of its LEVADEX orally inhaled migraine therapy, currently in development, on Saturday, September 12, 2009 at the 14th Congress of the International Headache Society. Post-hoc analysis of data from this Phase 3 trial shows the potential of LEVADEX to be effective in treating acute migraine as well as a broad spectrum of migraine, including migraine subpopulations that are often resistant to current therapies such as triptans, migraine with moderate and severe pain, migraine with nausea and vomiting and migraine with and without aura. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAP Pharmaceuticals, Inc.

Date: September 10, 2009	By:	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of MAP Pharmaceuticals, Inc. dated September 10, 2009